As filed with the Securities and Exchange Commission on August 23, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3499319
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7 Times Square

New York, New York 10036

(212) 541-3300

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The ANN INC. 2003 Equity Incentive Plan, As Amended

(Full Title of the Plan)

Katherine H. Ramundo, Esq.

Executive Vice President, General Counsel and Secretary

ANN INC.

7 Times Square

New York, New York 10036

(212) 541-3300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Arthur H. Kohn, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
ANN INC. common stock, par value $0.0068 per share, to be issued under The ANN INC. 2003 Equity Incentive Plan, as amended	1,674,432 shares	$31.87	$53,364,148	$7,279

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of ANN INC. (the “Registrant”) common stock, par value $0.0068 per share (the “Common Stock”) that become issuable under The ANN INC. 2003 Equity Incentive Plan, as amended (the “2003 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low sales prices of shares of the Registrant’s Common Stock on August 19, 2013, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

The Registrant has prepared this registration statement in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act, to register the issuance of up to 1,674,432 additional shares of Common Stock under the 2003 Plan.

The additional securities to be registered by this registration statement are of the same class as those covered by the Registrant’s previously filed Registration Statements on Form S-8 filed on June 6, 2003 (Registration No. 333-105914), October 25, 2006 (Registration No. 333-138191), December 5, 2008 (Registration No. 333-155959) and on August 23, 2010 (Registration No. 333-168997) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, filed in connection with the 2003 Plan, including any amendments to the Prior Registration Statements and the periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission are incorporated herein by reference and made a part hereof:

(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 (the “Annual Report”).

(ii) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended May 4, 2013 and August 3, 2013.

(iii) The Registrant’s Current Reports on Form 8-K filed on May 24, 2013 and June 4, 2013.

(iv) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated May 15, 1991, filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description

3.1	Certificate of Incorporation of the Company (as amended through May 31, 2013). Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 4, 2013.

3.2	Bylaws of the Company (as amended through March 15, 2011). Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed March 16, 2011.

10.1	The ANN INC. 2003 Equity Incentive Plan, as amended through March 6, 2013, and the Amendment to The ANN INC. 2003 Equity Incentive Plan, dated August 22, 2013. Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 3, 2013.

*23.1	Consent of Deloitte & Touche LLP.

*24.1	Powers of Attorney (included on signature page).

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of August, 2013.

ANN INC.

By:	/s/ Kay Krill
Name:	Kay Krill
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Kay Krill, Katherine H. Ramundo and Michael J. Nicholson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and the above Power of Attorney have been signed by the following persons in the capacities indicated on August 23, 2013.

NAME	TITLE

/s/ Kay Krill Kay Krill	President, Chief Executive Officer and Director (Principal Executive Officer and Director)

/s/ Michael J. Nicholson Michael J. Nicholson	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

NAME	TITLE

/s/ Ronald W. Hovsepian Ronald W. Hovsepian	Non-Executive Chairman of the Board and Director

/s/ James J. Burke, Jr. James J. Burke, Jr.	Director

/s/ Dale W. Hilpert Dale W. Hilpert	Director

/s/ Linda A. Huett Linda A. Huett	Director

/s/ Michael C. Plansky Michael C. Plansky	Director

/s/ Stacey Rauch Stacey Rauch	Director

/s/ Daniel W. Yih Daniel W. Yih	Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of the Company (as amended through May 31, 2013). Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 4, 2013.

3.2	Bylaws of the Company (as amended through March 15, 2011). Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed March 16, 2011.

10.1	The ANN INC. 2003 Equity Incentive Plan, as amended through March 6, 2013, and the Amendment to The ANN INC. 2003 Equity Incentive Plan, dated August 22, 2013. Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 3, 2013.

*23.1	Consent of Deloitte & Touche LLP.

*24.1	Powers of Attorney (included on signature page).

*	Filed electronically herewith.